EXHIBIT 16.1

                         LETTER FROM GRANT THORNTON LLP




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Form 8-K of Avatar Systems, Inc. dated November 13, 2002, and agree with the statements concerning our Firm contained therein.



/s/ GRANT THORNTON LLP
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Dallas, Texas
November 12, 2002























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